                                                                   EXHIBIT 11-23

                  PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                OF COMMON STOCK


                                                   Three Months    Six Months      Twelve Months
                                                      Ended          Ended            Ended
                                                   June 30, 1995   June 30, 1995   June 30, 1995
                                                   -------------   -------------   -------------
                                                      (Thousands, except per share amounts)
PRIMARY:
    Earnings for Common Stock  ...............    $   84,152       $ 190,235       $ 395,174
    Weighted average number of common
       shares outstanding (a)  ...............       144,876         144,870         145,069
    Earnings per share of Common Stock
       based on weighted average number.......         $0.58           $1.31           $2.72

FULLY DILUTED:
    Earnings for Common Stock ...............     $   84,152       $ 190,235       $ 395,174
    Convertible Preferred Stock dividends....             72             148             302
                                                  ----------       ---------       ---------
                                                  $   84,224       $ 190,383       $ 395,476
                                                  ==========       =========       =========

    Weighted average number of common
       shares outstanding (a) ...............        144,876         144,870         145,069
    Conversion of convertible Preferred
       Stock.................................            299             305             311
                                                  ----------       ---------       ---------
                                                     145,175         145,175         145,380
                                                  ==========       =========       =========

    Earnings per share of Common Stock
       assuming conversion of outstanding
       convertible Preferred Stock ..........          $0.58           $1.31           $2.72

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(a)  Based on a daily average.